SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          BROOKS FIBER PROPERTIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                    (State of Incorporation or Organization)

                                   43-1656187
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                      (I.R.S. Employer Identification no.)

425 Woods Mill Road South, Suite 300, St. Louis, Missouri               63017
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         (Address of Principal Executive Offices)                     (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
--------------------------------------   ---------------------------------------
                 None                                    None

Securities to be registered pursuant to Section 12(g) of the Act:

        Depositary Shares (Each Representing a One-Hundredth Interest in
   a Share of Series D Conversion Preferred Stock, par value $0.01 per share)
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                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered

     The description of the Depositary Shares, each representing a one-hundredth interest in a share of Series D Conversion Preferred Stock, of Brooks Fiber Properties, Inc. (the "Registrant") is set forth under the captions "Description of Securities" and "Description of Depositary Shares" in the Prospectus contained in the Registration Statement on Form S-1 (No. 333-16497) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on November 20, 1996, as amended (the "Form S-1"). Such Prospectus may be revised, supplemented, modified or amended, and is hereby incorporated by reference in answer to this Item 1.


Item 2. Exhibits

     The following exhibits, which have been previously filed with the Commission, are hereby incorporated by reference as exhibits in answer to this
Item 2.

     1. Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(a) to the Registrant's Registration Statement on Form S-1 (File No. 333-1924) filed with the Commission on March 4, 1996).

     2. Certificate of Designation of Series C Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1(c) to the Registrant's Registration Statement on Form S-1 (File No. 333-1924) filed with the Commission on March 4, 1996).

     3. Certificate of Amendment of Certificate of Incorporation of the Registrant dated as of August 20, 1996 (incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q, as amended, for the Period Ended September 30, 1996 (File No. 0-28036) (filed with the Commission on November 14, 1996).

     4. Certificate of Designations of Series D Conversion Preferred Stock (filed as Exhibit 3.1(d) to the Form S-1) describing the rights and preferences of the Registrant's Series D Conversion Preferred Stock.

     5. Form of Deposit Agreement among the Registrant, The Boatmen's Trust Company and all holders from time to time of Depositary Receipts issued thereunder (filed as Exhibit 4.9 to the Form S-1).

     6. Form of Depositary Receipt representing the Depositary Shares (attached as Exhibit A to the Deposit Agreement filed as Exhibit 5 hereto).

     7. By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the Period Ended March 31, 1996 (File No. 0-28036) filed with the Commission on May 15, 1996).

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
                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December    , 1996               BROOKS FIBER PROPERTIES, INC.

                                        By: /s/ David L. Solomon
                                            ------------------------------------
                                            Name:  David L. Solomon
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

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
                                INDEX TO EXHIBITS

Exhibit No.  Description
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1.           Restated Certificate of Incorporation of the Registrant
             (incorporated herein by reference to Exhibit 3.1(a) to the Registrant's Registration Statement on Form S-1 (File No. 333-1924) filed with the Commission on March 4, 1996).

2. Certificate of Designation of Series C Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1(c) to the Registrant's Registration Statement on Form S-1 (File No. 333-1924) filed with the Commission on March 4, 1996).

3. Certificate of Amendment of Certificate of Incorporation of the Registrant dated as of August 20, 1996 (incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q, as amended, for the Period Ended September 30, 1996 (File No. 0-28036) (filed with the Commission on November 14, 1996).

4. Certificate of Designations of Series D Conversion Preferred Stock (filed as Exhibit 3.1(d) to the Form S-1) describing the rights and preferences of the Registrant's Series D Conversion Preferred Stock.

5. Form of Deposit Agreement among the Registrant, The Boatmen's Trust Company and all holders from time to time of Depositary Receipts issued thereunder (filed as Exhibit 4.9 to the Form S-1).

6. Form of Depositary Receipt representing the Depositary Shares (attached as Exhibit A to the Deposit Agreement filed as Exhibit 5 hereto).

7. By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the Period Ended March 31, 1996 (File No. 0-28036) filed with the Commission on May 15, 1996).

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